Exhibit (14)(c)

UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 www.ubs.com

December 21, 2018

Independent Members of the Board of Directors (the “Independent Directors”)

Board of Directors (the “Board”)

Golub Capital Investment Corporation
666 5th Ave.

New York, NY 10103

Dear Independent Directors and the Board:

We hereby consent to (i) the inclusion of our opinion letter, dated November 27, 2018 (the “Opinion Letter”), to the Independent Directors as Annex D to the preliminary joint proxy statement-prospectus of Golub Capital BDC, Inc. (“GBDC”) and Golub Capital Investment Corporation (“GCIC”) (the “Preliminary Joint Proxy Statement-Prospectus”) relating to the transactions contemplated by the Agreement and Plan of Merger (the “Agreement”), dated November 27, 2018, by and among GBDC, GCIC, Fifth Ave Subsidiary Inc., a Maryland corporation and wholly owned direct subsidiary of GBDC, GC Advisors LLC, a Delaware limited liability company and Golub Capital LLC (solely for purposes of Section 1.9 of the Agreement), which Preliminary Joint Proxy Statement-Prospectus is a part of the Registration Statement on Form N-14 of GBDC (the “Registration Statement”), and (ii) to the references to our Opinion Letter under the captions “Questions and Answers about the Special Meetings and the Merger”, “Summary of the Merger”, “The Merger — Background of the Merger”, “The Merger — Reasons for the Merger” and the “The Merger — Opinion of the Financial Advisor to the GCIC Independent Directors” in such Preliminary Joint Proxy Statement-Prospectus. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ UBS Securities LLC
UBS SECURITIES LLC

UBS Investment Bank is a business division of UBS AG.

UBS Securities LLC is a subsidiary of UBS AG.